UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2010

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

Federal	000-50592	20-0411486
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA		91724
Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On April 1, 2010, Giovani Dacumos was appointed to the Board of Directors of K-Fed Bancorp (the “Company”) and its wholly owned subsidiary, Kaiser Federal Bank (the “Bank”), and its mutual holding company parent, K-Fed Mutual Holding Company (the “MHC”). Mr. Dacumos has served as Director of Systems for the Department of Building and Safety of the City of Los Angeles since 2009 and has been with the Department since 1999.

Effective May 1, 2010, Diana Peterson-More will join the Board of Directors of the Company, the Bank, and the MHC. Ms. Peterson-More is a labor lawyer and seasoned corporate executive. Ms. Peterson-More launched the Organizational Effectiveness Group in 1996. Prior to that, she served in a number of executive positions both at Southern California Edison (where she was elected and served as Corporate Secretary at SCE Corp and its chief subsidiary Southern California Edison Company), and The Times Mirror Company.

It is expected that Ms. Peterson-More will be appointed to the Company’s human resource committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

	(a)	On April 1, 2010, the Boards of Directors of the Company, the Bank, and the MHC amended their respective Bylaws to increase the authorized number of Directors from seven members to eight members.

Item 9.01	Financial Statements and Exhibits

	(A)	Financial Statements of Business Acquired: None

	(B)	Pro Forma Financial Information: None

	(C)	Shell Company Transactions: None

	(D)	Exhibits:

Exhibit 3.2 – Bylaws of K-Fed Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: April 06, 2010	By:	/s/ K. M. Hoveland
K. M. Hoveland
President and Chief Executive Officer